                                                                  EXHIBIT 99 (B)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                      PRINCIPAL AMOUNT
NO. R-                       CUSIP No. 590188 A24                              $


                            MERRILL LYNCH & CO., INC.
                                MEDIUM-TERM NOTE,
                                    SERIES B
           0.50% Callable and Exchangeable Notes due February   , 2005
   (Linked to the performance of a specified portfolio of common stocks) (the
                                    "Notes")

     MERRILL LYNCH & CO., INC., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay and
discharge each Note evidenced hereby on February     , 2005 (the "Maturity
Date") by delivering to CEDE & CO., or registered assigns with respect to the
principal amount hereof,       DOLLARS ($                ), an amount equal to
the greater of (i) the value of the Portfolio which is equal to the sum of the products, for each of the Portfolio Securities, of (a) the Market Price of the Portfolio Common Stock, for each of the Portfolio Securities, multiplied by (b) the applicable Share Multiplier for each of the Portfolio Securities for the third scheduled Trading Day immediately prior to maturity (provided, however, that if the delivery on the Maturity Date is based on the foregoing formula, no
interest shall accrue on the Notes from and including August    , 2004 through
the Maturity Date) or (ii) $1,000 in cash plus accrued and unpaid interest through but excluding the Maturity Date, or as such terms are defined below, and determined in accordance with the provisions set forth below, and to pay
interest on the principal amount hereof from February    , 2000, or from the
most
recent date in respect of which interest has been paid or duly provided
for, semiannually in arrears on February    and August    , in each year (each
an "Interest Payment Date"), commencing August    , 2000, at the rate of 0.50%
per annum (the "Interest Rate"), until the principal amount is paid or duly made available for payment. If the value of (i) above is less than (ii) above on the third scheduled Trading Day prior to the Maturity Date, we will pay you the value of (ii) in U.S. dollars. If the value of (i) above is greater than (ii) above on the third scheduled Trading Day prior to the Maturity Date, the Company will deliver to you on the applicable settlement date the number of shares of Portfolio Common Stock equal to the respective Share Multiplier for each of the Portfolio Securities as of the third scheduled Trading Day prior to the Maturity; provided, however, that the Company will pay the Holder of the Notes cash in lieu of delivering fractional shares, in an amount as determined by the Calculation Agent. The Notes will be issued in minimum denominations of U.S.$1,000 and integral multiples thereof. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, as more fully provided in such Indenture.

     Payment of interest and the amounts payable or deliverable, as the case may be, upon exchange, redemption or at maturity (as described below) with respect to this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company shall, or shall cause the Calculation Agent to, deliver U.S. Dollars (or the Portfolio Common Stock, or other securities or property, if any, if the Holder of this Note exercises its Exchange Right (as defined below) or the amount due at maturity is satisfied in shares of the Portfolio Common Stock) to the Trustee for delivery to the Holder of this Note in respect of such payments or deliveries.

     The Company may redeem all of the Notes, at any time, on any Business Day
after February   , 2002, upon not more than 30 nor fewer than 15 calendar days notice to the Holders of the Notes. Any date upon which the Company gives the Holders of the Notes notice that it is redeeming the Notes is referred to herein as the "Redemption Notice Date". Unless the Holder has exchanged Notes prior to
February    , 2002, the Holder will receive interest through and including
February   , 2002 regardless of whether we redeem all of the Notes after
February   , 2002.  If the Company redeems the Notes, for each $1,000 principal amount of Notes owned by a Holder of the Notes, the Company shall deliver or pay such an amount equal to the greater of: (i) the value of the Portfolio which is equal to the sum of the products, for each of the Portfolio Securities, of (a) the Market Price of the Portfolio Common Stock, for each of the Portfolio Securities, multiplied by (b) the applicable Share Multiplier for each of the Portfolio Securities on the Trading Day immediately following the applicable Redemption Notice Date; provided, however, that if the amount the Holder receives is based upon the foregoing formula, no interest shall accrue on the Notes from and including the immediately preceding Interest Payment Date through the date of early redemption; or (ii) $1,000 in cash plus accrued and unpaid interest through but excluding the date of early redemption. If the value of (i) above is greater than (ii) above on the Trading Day following the applicable Redemption Notice Date, the Company will deliver to you on the applicable settlement date the number of shares of Portfolio Common Stock equal to the respective Share Multiplier for each of the Portfolio Securities as of the Trading Day following the applicable Redemption Notice Date; provided, however, that the Company will pay the Holder of the Notes cash in lieu of delivering fractional shares, in an amount as determined by the Calculation Agent. If the Company redeems the Notes, the Holder is precluded as of the Redemption Notice Date from exercising its exchange right.

     On any Trading Day during the period beginning February   , 2000 and ending
the earlier of (i) 15 scheduled Trading Days before the Maturity Date or (ii) the Redemption Notice Date, upon written notice to the Calculation Agent and the Trustee (in the form of Annex A attached hereto), the Holder of this Note may exchange the Notes for the "Exchange Amount" (as defined herein). Any date on which the Holder provides notice to cause the Company to exchange the Notes is referred to as the "Exchange Notice Date". If the Calculation Agent receives the Holder's notice after 3:00 p.m. on any Trading Day, the Calculation Agent will consider such notice as received on the following Trading Day. If the Holder chooses to exercise its Holder exchange right, the Company may no longer redeem the Notes as of the applicable Exchange Notice Date. The "Exchange Amount" means, for each $1,000 principal amount of the Notes the Holder exchanges, a number of shares of the Portfolio Common Stock equal to the applicable Share Multiplier for each of the Portfolio Securities on the Trading Day following the day the Calculation Agent receives written notice of the Holder's intention to exchange his Notes; provided, however, no interest will accrue from and including the immediately preceding Interest Payment Date through the date of exchange. The Company will deliver such shares to the Holder on the applicable settlement date; provided, however, that the Company will pay you cash in lieu of delivering fractional shares in an amount as determined by the Calculation Agent.

     As used herein:

     "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

     "Calculation Agent" means Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"). All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Notes.

     "Lucent" means Lucent Technologies, Inc., a Delaware corporation.

     "Lucent Common Stock" means the common stock of Lucent.

     "Market Disruption Event" means

          (i) a suspension, absence (including the absence of an official closing price) or material limitation of trading of any Portfolio Security on the NYSE for more than two hours of trading or during the one-half hour period preceding or at the close of trading in such market, as determined by the Calculation Agent in its sole discretion; or the suspension or material limitation on the primary market for trading in options contracts related to any Portfolio Security, if available, during the one-half hour period preceding or at the close of trading in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

          (ii) a determination by the Calculation Agent in its sole discretion that the event described in clause (i) above materially interfered with the ability of the Company or any of its affiliates or MLPF&S to unwind all or a material portion of the hedge with respect to the Notes or to purchase shares of the Portfolio Common Stock for the purpose of delivering either the Exchange Amount or an amount due at maturity.

     For purposes of determining whether a Market Disruption Event has occurred:
(1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (3) limitations pursuant to any rule or regulation enacted or promulgated by the NYSE (or other regulatory organization with jurisdiction over the NYSE) on trading during significant market fluctuations will constitute a suspension or material limitation of trading in any Portfolio Security, (4) a suspension of trading in an options contract on any Portfolio Security Common Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in options contracts related to such Portfolio Security and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to any Portfolio Security are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

     If the Transaction Value includes securities other than the Portfolio Security, then the above definition shall be revised to include each such security in the same manner as the Portfolio Security is considered in determining whether a Market Disruption Event exists. The definition of Market Disruption Event shall only consider those securities included in determining the Transaction Value, and thus if such Portfolio Security is not included in the determination of the Transaction Value, then the Portfolio Security shall not be considered in determining whether a Market Disruption Event exists.

     "Market Price" means, for any date of determination on any Trading Day, the official closing price, in the afternoon session, as applicable, of one share of any Portfolio Security as reported by the principal exchange on which each of the Portfolio Securities is traded on such date. If the official closing price is not available for any reason, including, without limitation, the occurrence of a Market Disruption Event, the Market Price for any Portfolio Security for any date shall be the arithmetic mean, as determined by the Calculation Agent, of the bid prices for the security obtained from as many dealers in the security, but not exceeding three, as will make the bid prices available to the Calculation Agent after 3:00 p.m., local time in such principal market, on such date.

     "Nortel" means Nortel Networks Corporation, a Canadian corporation.

     "Nortel Common Stock" means the common stock of Nortel.

     "NYSE" means the New York Stock Exchange.

     "Portfolio" or "Portfolio Common Stock" means the common stock of Lucent, Nortel and Texas Instruments.

     "Share Multiplier" initially means [  ] for Lucent, [  ] for Nortel and
[ ] for Texas Instruments, but shall be subject to adjustment by the Calculation Agent, as provided herein, through and including the Maturity Date.

     "Texas Instruments" means Texas Instruments Incorporated, a Delaware corporation.

     "Texas Instruments Common Stock" means the common stock of Texas
Instruments.

     "Trading Day" means a day on which the NYSE, the American Stock Exchange and the Nasdaq Stock Market are open for trading, as determined by the Calculation Agent.

Dilution and Reorganization Adjustments

     The Share Multiplier with respect to any Portfolio Security used to calculate the amount deliverable to a Holder on any date of determination is subject to adjustment by the Calculation Agent as a result of the dilution and reorganization adjustments described below.

1. If a Portfolio Security is subject to a stock split or reverse stock split, then once such split has become effective, the Share Multiplier relating to such Portfolio Security shall be adjusted to equal the product of the prior Share Multiplier and the number of shares which a holder of one share of the Portfolio Common Stock, prior to the effective date of such stock split or reverse stock split, would have owned or been entitled to receive immediately following the applicable effective date.

2. If a Portfolio Security is subject to a stock dividend (i.e., issuance of additional shares of the Portfolio Security) that is given ratably to all holders of shares of the common stock of the issuer of such Portfolio Security, then once such shares are trading ex-dividend, the Share Multiplier will be adjusted so that the new Share Multiplier shall equal the prior Share Multiplier plus the product of: (a) the number of shares of the Portfolio Security issued with respect to one share of such Portfolio Security multiplied by (b) the prior Share Multiplier.

3. There will be no adjustments to the Share Multiplier to reflect cash dividends or distributions paid, if any, with respect to a Portfolio Security other than distributions described under clause (e) of paragraph 5 below and Extraordinary Dividends as described below. An "Extraordinary Dividend" means, with respect to a cash dividend or other distribution with respect to a Portfolio Security to the extent such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for such Portfolio Security by an amount equal to at least 10% of the Market Price of such Portfolio Security on the Trading Day preceding the ex-dividend date with respect to such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to a Portfolio Security, the Share Multiplier will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Share Multiplier will equal the product of: (a) the then current Share Multiplier multiplied by (b) a fraction, the numerator of which is the closing price per share of the issuer of such Portfolio Security on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for the Portfolio Security will equal:
(1) in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend, or
(2) in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on a Portfolio Security described in clause
(e) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the Share Multiplier pursuant only to clause (3) of paragraph 5 below.

4. If the issuer of one of the Portfolio Securities issues transferable rights or warrants to all holders of such Portfolio Security to subscribe for or purchase such Portfolio Security, including new or existing rights to purchase such Portfolio Security pursuant to a shareholder's rights plan or arrangement, once a triggering event shall have occurred thereunder, at an exercise price per share less than the closing price of one share of such Portfolio Security on:
(a) the date the exercise price of such rights or warrants is determined and (b) the expiration date of such rights or warrants, then, in each case, if the expiration date of such rights or warrants precedes the Maturity Date, then the Share Multiplier will be adjusted to equal the product of the prior Share Multiplier and a fraction, the numerator of which shall be the number of shares of such Portfolio Security outstanding immediately prior to such issuance plus the number of additional shares of such Portfolio Security so offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such Portfolio Security outstanding immediately prior to such issuance plus the number of additional shares of such Portfolio Security which the aggregate offering price of the total number of shares of such Portfolio Security so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price of one share of such Portfolio Security on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

5. If before the maturity date of the notes, (a) there occurs any reclassification or change of any Portfolio Security, (b) the issuer of such Portfolio Security, or any surviving entity or subsequent surviving entity of the issuer of such Portfolio Security (a "Successor Entity"), has been subject to a merger, combination or consolidation and is not the surviving entity, (c) any statutory exchange of securities of any issuer of the Portfolio Securities or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above, (d) any issuer of the Portfolio Securities is liquidated, (e) any issuer of the Portfolio Securities issues to all of its shareholders equity securities of an issuer other than such issuer of the Portfolio Securities, other than in a transaction described in clauses (b), (c) or (d) above (a "Spin-off Event"), or (f) a tender or exchange offer is consummated for all the outstanding shares of any issuer of the Portfolio Securities (any such event in clauses (a) through (f) a "Reorganization Event"), the Market Price for any such Portfolio Security shall be equal to the Reorganization Event Value. The "Reorganization Event Value" shall be determined by the Calculation Agent and shall equal (i) the Transaction Value related to the relevant Reorganization Event, plus (ii) in the event described in clause (1) below only, interest on such Transaction Value accruing from the date of the payment or delivery of the consideration, if any, received in connection with such Reorganization Event until the Maturity Date or upon earlier redemption or exchange, as the case may be, at a fixed interest rate determined on the date of such payment or delivery equal to the interest rate that would be paid on a standard senior non-callable debt security of the Company with a term equal to the remaining term of the notes. "Transaction Value" means the sum of the following: (1) for any cash received in any such Reorganization Event, an amount equal to the amount of cash received per share of the Portfolio Common Stock multiplied by the Share Multiplier in effect on the date all of the holders of shares of such Portfolio Security have agreed or have become irrevocably obligated to exchange such shares, (2) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the Calculation Agent, of such property received for each share of such Portfolio Security at the date of the receipt of such property multiplied by the then current Share Multiplier,
(3) for any security received in any such Reorganization Event, an amount equal to the Market Price per share of such security for the third scheduled Trading Day immediately prior to the maturity date or date of early redemption, as the case may be, multiplied by the quantity of such security received for each share of such Portfolio Security multiplied by the then current Share Multiplier; provided, however, in the event the Holder elects to exchange his Notes, the Market Price per share of that security will be on the Trading Day following the day the Calculation Agent receives written notice of the Holder's intention to exchange such notes, and (4) for any security received in the case of a Spin-off Event, in addition to the shares such Portfolio Security, an amount equal to (a) the Market Price per share of such security for the third scheduled Trading Day immediately prior to the Maturity Date or date of early redemption, as the case may be, multiplied by (b) the quantity of such security received for each share of such Portfolio Security multiplied by the then current Share Multiplier; provided, however, in the event the Holder of the Notes elects to exchange his notes, the Market Price per share of that security will be on the Trading Day following the day the Calculation Agent receives written notice of the Holder's intention to exchange his notes. The Share Multiplier with respect to any such securities shall equal the product of the Share Multiplier in effect for the Portfolio Security at the time of the issuance of such securities multiplied by the number of shares of such securities issued with respect to one share of such Portfolio Security. The Share Multiplier of any such securities will be subject to the same adjustments as that of the Share Multiplier of the Portfolio Security. "Exchange Property" means the securities, cash or any other assets distributed in any such Reorganization Event, including, in the case of a Spin- off Event, the share of the Portfolio Security with respect to which the spun- off security was issued.

     For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer for all Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property, in an amount determined on the basis of the rate of exchange in such tender or exchange offer. In the event of a tender or exchange offer with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

     Notwithstanding anything to the contrary in this Note, if the Holder elects to exchange the Notes or if the Portfolio Common Stock is delivered at maturity, the Exchange Amount or amount due at maturity, as applicable, will be adjusted in the following manner: (1) In the case of a Spin-off Event, the amount to be delivered shall be calculated so as to include any securities received in any such Spin-off Event in addition to the shares of the Portfolio Common Stock already included in the amount due at maturity or the Exchange Amount. The Share Multiplier with respect to any such securities shall equal the product of the Share Multiplier in effect for the applicable Portfolio Security at the time of the issuance of such securities multiplied by the number of shares of such securities issued with respect to one share of such Portfolio Common Stock. The Share Multiplier of any such securities will be subject to the same adjustments as that of the Share Multiplier of the applicable Portfolio Security, and (2) if the issuer of such Portfolio Security, or any Successor Entity, has been subject to a merger, combination or consolidation and is not the surviving entity, or a tender or exchange offer is consummated for all the outstanding shares of such issuer, then the amount to be delivered shall be calculated to include securities, if any, received in any such event instead of such Portfolio Common Stock. The Share Multiplier with respect to any such securities shall equal the product of the Share Multiplier in effect for such Portfolio Common Stock at the time of the issuance of such securities multiplied by the number of shares of such securities issued with respect to one share of the Portfolio Common Stock. The Share Multiplier of any such securities will be subject to the same adjustments as that of the Share Multiplier of the Portfolio Common Stock.

     No adjustments to the Share Multiplier will be required unless such Share Multiplier adjustment would require a change of at least 0.1% in the Share Multiplier then in effect. The Share Multiplier resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

     No adjustments to the Share Multiplier will be required other than those specified above. However, the Company may, at its sole discretion, cause the Calculation Agent to make additional adjustments to the Share Multiplier to reflect changes occurring in relation to any Portfolio Security or any other Exchange Property in other circumstances where the Company determines that it is appropriate to reflect such changes. The required adjustments specified above do not cover all events that could affect the closing price as applicable to such Portfolio Security, including, without limitation, a partial tender or exchange offer for such Portfolio Security.

     The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the Share Multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described above, and its determinations and calculations with respect thereto shall be conclusive absent manifest error.

     All percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

     No adjustments shall be made for certain other events, such as offerings of the Portfolio Common Stock by the issuer of such Portfolio Security for cash or in connection with acquisitions or the occurrence of a partial tender or exchange offer for the common stock of the issuer of such Portfolio Security by such issuer or any third party.

     The Company shall, within ten Business Days following the occurrence of an event that requires an adjustment to the Share Multiplier, or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware, provide written notice to the Trustee, which shall provide notice to the holders of the notes of the occurrence of such event and, if applicable, a statement in reasonable detail setting forth the adjusted Share Multiplier.

General

     Unless the certificate of authentication hereon has been executed by or on behalf of The Chase Manhattan Bank, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Company designated as its Medium-Term Notes, Series B (the "Notes"). The Securities are issued and to be issued under an indenture (the "Indenture") dated as of October 1, 1993, between the Company and The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture.

     The Notes are issuable only in registered form without coupons in denominations, unless otherwise specified above, of $1,000 and integral multiples thereof. References to payment "per Note" refer to each $1,000 principal amount of this Note. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

     This Note is not subject to any sinking fund.

     If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that in case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a beneficial owner of a Note upon any acceleration permitted by the Notes will be determined by the Calculation Agent and will be equal to the principal amount of the Note plus accrued but unpaid interest thereon to but excluding the date of early repayment, if applicable, calculated as though the date of early repayment were the stated maturity date of the Notes.

     In case of default in payment of the Notes (whether at their stated maturity or upon acceleration), from and after the maturity date the Notes shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of % per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount has been made or duly provided for.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the interest on, and such amounts as are payable upon redemption or exchange or at maturity (as described above) with respect to, this Note and any interest on any overdue amount thereof at the time, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: February      , 2000

CERTIFICATE OF AUTHENTICATION                          Merrill Lynch & Co., Inc.

This is one of the Securities of the series designated therein    [Copy of Seal]
referred to in the within-mentioned Indenture.

The Chase Manhattan Bank, as Trustee              By:
                                                           Treasurer
By:                                               Attest:
     Authorized Officer                                    Secretary

     ANNEX A

             OFFICIAL NOTICE OF EXERCISE OF HOLDER'S EXCHANGE RIGHT

      0.50% Callable and Exchangeable Medium-Term Notes due February   , 2005
        (Linked to the performance of a specified portfolio of common stock)

     Dated: [On or prior to the fifteenth scheduled Trading Day prior to
     February   , 2005]

     Merrill Lynch & Co., Inc.
     World Financial Center
     South Tower,  5th Floor
     New York, New York 10080-6105

     Fax No.: (212) 236-3865

     (Attn: Treasury)

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Calculation Agent World Financial Center
     North Tower,  5th Floor
     New York, New York 10281-1305

     Fax No.: (212) 449-2697

     (Attn: Operations (Matthew Pomeranz))

     The Chase Manhattan Bank
     450 West 33rd Street
     15th Floor
     New York, New York 10001

     Fax No.: (212) 946-8161

     (Attn: Corporate Trust Department)

     Dear Sirs:

     The undersigned holder of the 0.50% Callable and Exchangeable Medium-Term
Notes due February   , 2005 of Merrill Lynch & Co., Inc. (Linked to the
performance of a specified portfolio of common stock) (the "Notes") hereby irrevocably elects to exercise with respect to the number of Notes indicated below, as of the date hereof, provided that such day is prior to the fifteenth
scheduled Trading Day prior to February   , 2005, the Holder's Exchange Right as
described in Pricing Supplement dated January   ,2000 (the "Pricing Supplement")
to the Prospectus Supplement dated May 6, 1999 and the Prospectus dated May 6, 1999. Capitalized terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Company will deliver a specified number of common stock, in accordance with the terms of the Notes described in the Pricing Supplement.

     Very truly yours,

     _____________________________
     [Name of Holder]

     By:_________________________________________
     [Title]

     _____________________________________________
     [Fax No.]

     $___________________________________________
     Number of Notes surrendered for exercise of the Right to Receive the Equivalent Share Amount

     If you want the portfolio stock made out in another person's name, fill in the form:

       ____________________________

      (Insert person's soc. sec. or  tax ID no.)

      _____________________________

      (Print or type person's name, address and zip code)

      _____________________________

     Date: _______________________________

     Your Signature:______________________________________

     Receipt of the above Official
     Notice of Holder's Exchange Right is hereby acknowledged

     MERRILL LYNCH & CO., INC., as Issuer

     MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Calculation Agent

     By THE CHASE MANHATTAN BANK,
     as Trustee

     By:_________________________________________________

      Title:

     Date and time of acknowledgment ____________________

ASSIGNMENT/TRANSFER FORM
------------------------

       FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

(insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated: _____________________

                         NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.